Exhibit 4.1

This  Agreement (the "Agreement") is dated February 17, 2003 and is entered into
by  and  between    KAIRE  HOLDINGS,  INC.  (hereinafter "KAHI" or "CLIENT") and
George Lefevre and Scott Absher (otherwise known as NEOTACTIX, INC.) (hereinafter "NTX").

1.    Conditions.  This  Agreement  will  not take effect, and NTX will have no
      -----------
      obligation to provide any service whatsoever, unless and until CLIENT returns a signed copy of this Agreement to NTX (either by mail or facsimile copy). In addition, CLIENT shall be truthful with NTX in regard to any relevant or material information provided by CLIENT, verbally or otherwise which refers, relates, or otherwise pertains to the CLIENT's business, this Agreement or any other relevant transaction. Breach of either of these conditions shall be considered a material breach and will automatically grant NTX the right to terminate this Agreement and all moneys, and other forms of compensation, paid or owing as of the date of termination by NTX shall be forfeited without further notice. Upon execution of this Agreement, CLIENT agrees to fully cooperate with NTX in carrying out the purposes of this Agreement, keep NTX informed of any developments of importance pertaining to CLIENT's business and abide by this Agreement in its entirety.



2.    SCOPE  AND  DUTIES.  During  the term of this Agreement, NTX will perform
      -------------------
      the  following  services  for  CLIENT:
      2.1   ADVICE  AND COUNSEL.  NTX will provide advice and counsel regarding
            -------------------
      CLIENT's strategic business plans, strategy and negotiations with potential business strategic partnering, corporate planning and or other general business consulting needs as expressed by CLIENT.
      2.2   MERGERS  AND  ACQUISITIONS.  NTX will provide assistance to CLIENT,
            --------------------------
      as mutually agreed, in identifying merger and / or acquisition candidates, assisting in any due diligence process, recommending transaction terms and providing advice and assistance during negotiations, as needed.
      2.3   CLIENT  AND/OR  CLIENT'S  AFFILIATE TRANSACTION DUE DILIGENCE.  NTX
            -------------------------------------------------------------
      will  participate  and  assist  CLIENT in the due diligence process, where possible, on all proposed financial transactions affecting CLIENT of which NTX is notified in writing in advance, including conducting investigation of and providing advice on the financial, valuation and stock price implications of the proposed transaction(s).
      2.4   ANCILLARY  DOCUMENT  SERVICES.  If  necessary,  NTX will assist and
            -----------------------------
      cooperate with CLIENT in the development, editing and production of such documents as are reasonably necessary to assist in any transaction covered by this Agreement. However, this Agreement will not include the preparation or procuring of legal documents or those documents normally prepared by an attorney.
      2.5   ADDITIONAL  DUTIES.  CLIENT  and  NTX  shall  mutually  agree,  in
            ------------------
      writing, for any additional duties that NTX may provide to CLIENT for compensation paid or payable by CLIENT under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.
      2.6   STANDARD  OF PERFORMANCE. NTX shall devote such time and efforts to
            ------------------------
      the affairs of the CLIENT as is reasonably necessary to render the services contemplated by this Agreement. Any work or task of NTX provided for herein which requires CLIENT to provide certain information to assist NTX in completion of the work shall be excused (without effect upon any obligation of CLIENT) until such time as CLIENT has fully provided all information and cooperation necessary for NTX to complete the work. The services of NTX shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant, or other licensed professional. NTX cannot guarantee results on behalf of CLIENT, but shall use commercially reasonable efforts in providing the services listed above. If an interest is communicated to NTX regarding satisfying all or part of CLIENT's business and corporate strategic planning needs, NTX shall notify CLIENT and advise it as to the source of such interest and any terms and conditions of such interest.


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      2.7   NON-GUARANTEE.  NTX  MAKES  NO  GUARANTEE  THAT NTX WILL BE ABLE TO
            -------------
      SUCCESSFULLY LOCATE A MERGER OR ACQUISITION TARGET AND IN TURN CONSUMMATE A MERGER OR ACQUISITION TRANSACTION FOR CLIENT, OR TO SUCCESSFULLY COMPLETE SUCH A TRANSACTION WITHIN CLIENT'S DESIRED TIME FRAME. NEITHER ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOR THE PAYMENT OF DEPOSITS TO NTX BY CLIENT PURSUANT TO FEE AGREEMENTS FOR SERVICES NOT CONTEMPLATED HEREIN SHALL BE CONSTRUED AS ANY SUCH GUARANTEE. ANY COMMENTS MADE REGARDING POTENTIAL TIME FRAMES OR ANYTHING THAT PERTAINS TO THE OUTCOME OF CLIENT'S NEEDS ARE EXPRESSIONS OF OPINION ONLY, AND FOR PURPOSES OF THIS AGREEMENT ARE SPECIFICALLY DISAVOWED.
3.    COMPENSATION  TO  NTX.
      ----------------------
      3.1   ISSUANCE  OF  SHARES FOR ENTERING INTO AGREEMENT.  As consideration
            ------------------------------------------------
      for NTX entering into this Agreement, Client agrees to cause 40,000,000 shares of its common stock, par value $.001 per share, to be issued in amounts of 20,000,000 shares to George R. Lefevre and 20,000,000 shares to Scott W. Absher, affiliates of NTX. When issued, said shares shall be free trading shares, registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration. The registration and issuance of said shares shall take place by no later than 15 days following the execution and delivery of this Agreement, and all costs in connection therewith shall be borne by Client. In addition, Client hereby irrevocably grants to NTX an Option to purchase any part or all of an aggregate of 40,000,000 shares of its common stock. The purchase price of the shares of common stock subject to the Option shall be $.001 per share without commission or other charge. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Client's corporate secretary or the corporate secretary's office during the twelve (12) month time period immediately following the date of this agreement, all of the following:
      (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, and
      (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion thereof is exercised; or
            (ii) Shares of Common Stock owned by the Optionee duly endorsed for transfer to the Company, or, shares of Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate purchase price of the shares with respect to which the Option or portion thereof is exercised.


     NOTE: NTX SHALL HAVE NO OBLIGATION TO PERFORM ANY DUTIES PROVIDED FOR HEREIN IF PAYMENT [CASH AND/OR STOCK] IS NOT RECEIVED BY NTX WITHIN 15 DAYS OF MUTUAL EXECUTION OF THIS AGREEMENT BY THE PARTIES. IN ADDITION, NTX'S OBLIGATIONS UNDER THIS AGREEMENT SHALL BE SUSPENDED IF ANY PAYMENT OWING HEREUNDER IS MORE THAN FIFTEEN (15) DAYS DELINQUENT. FURTHERMORE, THE RECEIPT OF ANY FEES DUE TO NTX UPON EXECUTION OF THIS AGREEMENT ARE NOT CONTINGENT UPON ANY PRIOR PERFORMANCE OF ANY DUTIES WHATSOEVER DESCRIBED WITHIN THIS AGREEMENT.

      3.2   FEES FOR MERGER/ACQUISITION.  In the event that NTX, assists CLIENT
            ---------------------------
      and / or introduces CLIENT (or a CLIENT affiliate) to any third party, merger partner(s) or joint venture(s) who then enters into a merger, joint venture or similar agreement with CLIENT or CLIENT's affiliate, CLIENT hereby agrees to pay NTX advisory fees pursuant to the following schedule which are based on the aggregate amount of such merger, joint venture or similar agreement with CLIENT or CLIENT's affiliate. Advisory fees are deemed earned and shall be due and payable at the first close of the transaction, however, in certain circumstances when payment of advisory fees at closing is not possible, within 24 hours after CLIENT has received


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      the  proceeds  of  such  investment.  This  provision  shall  survive this
      Agreement for a period of one year after termination or expiration of this Agreement. In other words, the advisory fee shall be deemed earned and due and payable for any funding, underwriting, merger, joint venture or similar transaction which first closes within a year of the termination or expiration of this Agreement as a result of an introduction as set forth above.

      MERGER/ACQUISITION.  For  a merger/acquisition entered into by CLIENT as a
      ------------------
      result of the efforts of, or an introduction by NTX during the term of this Agreement, Client shall pay NTX, ten (10) percent of the total value of the transaction. For a merger/acquisition entered into by CLIENT as a result of the efforts of NTX and the introduction by CLIENT during the term of this Agreement, Client shall pay NTX, ten (10) percent of the total value of the transaction. Such percentage(s) shall be paid to NTX in the same ratio of cash and / or stock as the transaction within 30 days following the close of such transaction.

      3.3    EXPENSES.  CLIENT  shall  reimburse  NTX  for  reasonable  expenses
      ---    --------
      incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges); provided, however, that NTX must receive prior written approval from CLIENT for any expenses over $ 500. Such reimbursement shall be payable within 7 seven days after CLIENT's receipt of NTX invoice for same.


      3.4    ADDITIONAL  FEES.  CLIENT  and  NTX  shall  mutually agree upon any
             ----------------
      additional fees that CLIENT may pay in the future for services rendered by NTX under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.
4.    INDEMNIFICATION.  The  CLIENT  agrees to indemnify and hold harmless NTX,
      ---------------
      each of its officers, directors, employees and shareholders against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by CLIENT or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.
5.    CONFIDENTIALITY.
      ----------------
      5.1    NTX  and  CLIENT  each  agree  to  keep  confidential  and  provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. NTX and CLIENT shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through NTX and CLIENT respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.
      5.2 NTX will not, either during its engagement by the CLIENT pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the CLIENT or any of its affiliates in any way acquired or used by NTX during its engagement by the CLIENT. Confidential information, knowledge or data of the CLIENT and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by NTX or its representatives.
6.    MISCELLANEOUS  PROVISIONS.
      -------------------------
      6.1    AMENDMENT  AND  MODIFICATION.  This  Agreement  may  be  amended,
             ----------------------------
      modified  and  supplemented  only  by written agreement of NTX and CLIENT.
      6.2    ASSIGNMENT.  This  Agreement and all of the provisions hereof shall
             ----------
      be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of either


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      party  hereunder cannot be assigned without the express written consent of the  other  party.
      6.3    GOVERNING LAW; VENUE.  This Agreement and the legal relations among
             --------------------
      the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. CLIENT and NTX agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be Orange County, California.
      6.4    ATTORNEYS'  FEES  AND COSTS.  If any action is necessary to enforce
             ---------------------------
      and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.
      6.5    SURVIVABILITY.   If  any part of this Agreement is found, or deemed
             -------------
      by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.
      7.    ARBITRATION.  ALL  DISPUTES,  CONTROVERSIES,  OR DIFFERENCES BETWEEN
            -----------
      CLIENT, NTX OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT:

      A.    ARBITRATION  IS  FINAL  AND  BINDING  ON  THE  PARTIES;
      B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;
      C. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;
      D. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT OF APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;
      E. THIS ARBITRATION PROVISION IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY;
      F. EACH PARTY HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION TO THE AMERICAN ARBITRATION ASSOCIATION, IN ORANGE COUNTY, CALIFORNIA WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM THE OTHER PARTY;
      G. IF EITHER PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION
            PROCEEDING,  BUT  IS  UNDER  NO  OBLIGATION  TO  DO  SO;
      H. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN ORANGE COUNTY, CALIFORNIA;
      I. IF EITHER PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN ORANGE COUNTY, CALIFORNIA, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN;
      J. THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY;
      K. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.
8.    TERM/TERMINATION.  This  Agreement  is  an  agreement  for  the  term  of
      ----------------
      approximately three (3) months ending February 12, 2003.
9.    REGISTRATION  OF  SHARES.  NTX shall have standard piggyback registration
      ------------------------
      rights (as described in Section 3.2 herein) of all shares issued in accordance with this Agreement, which are not subject to registration per
      Section  3.0  et  seq.  herein.


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  10. NON  CIRCUMVENTION.  In  and  for  valuable consideration, CLIENT hereby
      ------------------
      agrees that NTX may introduce (whether by written, oral, data, or other form of communication) CLIENT to one or more opportunities, including, without limitation, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (hereinafter an "Opportunity" or ""Opportunities""). CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of NTX, and shall be treated as confidential and proprietary information by CLIENT, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. CLIENT shall not use such information, except in the context of any arrangement with NTX in which NTX is directly and actively involved, and never without NTX's prior written approval. CLIENT further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though NTX, without the prior written approval of NTX. NTX is relying on CLIENT's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without CLIENT's signed assent to these terms, NTX would not introduce any Opportunity or disclose any confidential information to CLIENT as herein described.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.



KAIRE HOLDINGS, INC. ( KAHI )


Print  Name:         Mr.  Steve  Westlund

Sign  Name:          /s/  Steve  Westlund
                     ---------------------------

Title:               Chief  Executive  Officer

Date:
                     ---------------------------
Address:             8135  Clybourn  Ave.
                     Sun Valley,  CA 91352


NEOTACTIX,  INC.  (NTX)

Print  Name:         Scott  Absher

Sign  Name:          /s/  Scott  Absher
                     ---------------------------

Title:               Managing  Partner

Date:
                     ---------------------------
Address:             18662  MacArthur  Blvd.
                     2nd  Floor
                     Irvine,  CA  92612


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